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                                                                    Exhibit 10-f

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                      2002 STOCK OPTION AND INCENTIVE PLAN
                      RESTRICTED STOCK AWARD AND AGREEMENT

Chiquita Brands International, Inc., a New Jersey corporation ("Company"), hereby awards to you (the "Grantee" named below) restricted shares of the Company's Common Stock, par value $.01 per share ("Shares"), subject to the forfeiture provisions and other terms of this Agreement. This award is being made pursuant to the Chiquita 2002 Stock Option and Incentive Plan (the "Plan"). The Shares will be issued at no cost to you on the Vesting Dates set forth below, provided that you serve as a director of the Company or are employed by the Company or any of its Subsidiaries (such service or employment being hereinafter referred to as "Service") on the applicable Vesting Date. Please read this Agreement carefully and return one copy as requested below. Unless otherwise provided in this Agreement, capitalized terms have the meanings specified in the Plan.

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        Grantee:           No. of Shares:    Grant Date:      Vesting Dates:
        --------           --------------    -----------      --------------
 Cyrus F. Freidheim, Jr.       25,000       April 9, 2002   January 1, 2003 and
                                                              January 1, 2004
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VESTING: The Shares will vest in two equal installments of 12,500 shares each on
January 1 in each of the years 2003 and 2004 or, if earlier, upon a Change of Control of the Company (the "Vesting Dates"), subject, however, to the forfeiture provisions set forth below. Notwithstanding the foregoing, you may elect, by filing a written election with the Company prior to the date of a Change of Control, to waive all or a portion of your rights to vest in this award by reason of the Change of Control. If your Service terminates because of your death or Disability, then all the Shares issuable under this award will vest upon termination of your Service. Notwithstanding the provisions of the Plan, no unvested Shares will vest by virtue of your Retirement. On each Vesting Date (or promptly thereafter), the Company will deliver to you a certificate representing the Shares which have vested on such date.

NO RIGHTS AS SHAREHOLDER PRIOR TO VESTING: Prior to any Vesting Date, you will have no rights as a shareholder of the Company with respect to the Shares to be issued on or after that Vesting Date.

FORFEITURE OF SHARES: In the event of the termination of your Service for any reason (other than as a result of death or Disability), then all unvested Shares will be forfeited as of the date of termination of your Service, and any rights to such forfeited Shares will immediately cease.

BUY OUT: On any Vesting Date, the Company will have the right, in its sole discretion and without your consent, to elect to pay you the Fair Market Value of the Shares vesting on such Vesting Date in lieu of issuing you a certificate for such Shares. The Company's determination on any Vesting Date to issue Shares or to pay the Fair Market Value of Shares shall in no way affect the Company's right to elect to issue Shares or to pay the Fair Market Value of the Shares on any other Vesting Date.

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April 9, 2002
Page 2

TAXES: You must pay all applicable U.S. federal, state and local taxes resulting from the grant of this award or the issuance of Shares upon vesting of this award. The Company has the right to withhold all applicable taxes due upon the vesting of this award (by payroll deduction or otherwise) from the proceeds of this award or from future earnings (including salary, bonus, director's fees or any other payments.)

CONDITIONS: This award is governed by and subject to the terms and conditions of the Plan, which contains important provisions of this award and forms a part of this Agreement. A copy of the Plan is being provided to you, along with a summary of the Plan. If there is any conflict between any provision of this Agreement and the Plan, this Agreement will control, unless the provision is not permitted by the Plan, in which case the provisions of the Plan will apply. Your rights and obligations under this Agreement are also governed by and are subject to applicable U.S. laws.

ACKNOWLEDGEMENT: To acknowledge receipt of this award, please sign and return one copy of this Agreement to the Corporate Secretary's Office, Attention:
Barbara Howland.

CHIQUITA BRANDS INTERNATIONAL, INC.          Complete Grantee Information below:


By: ___________________________________      Home Address
    Barry H. Morris, Vice President
    Human Resources                          ___________________________________

By:____________________________________
    Cyrus F. Freidheim, Jr.

Date Acknowledged:_____________________      ___________________________________
                                             Social Security Number